UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2016

TELEFLEX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania, 19087

(Address of principal executive offices) (Zip Code)

(610) 225-6800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 1, 2016, Teleflex Incorporated., a Delaware corporation (“Teleflex”), Vascular Solutions, Inc., a Minnesota corporation (“Vascular Solutions”), and Violet Merger Sub Inc., a Minnesota corporation (“Merger Sub”) and a wholly owned subsidiary of Teleflex, entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, Merger Sub will be merged with and into Vascular Solutions (the “Merger”), with Vascular Solutions as the surviving corporation as a wholly owned subsidiary of Teleflex. At the effective time of the Merger (the “Effective Time”), each share of common stock in Vascular Solutions, par value $0.01 per share (the “Shares”), other than (i) Shares then held by any wholly owned subsidiary of Vascular Solutions, (ii) Shares then held by Teleflex, Merger Sub or any other wholly owned subsidiary of Teleflex, and (iii) Shares then held by a holder who has properly asserted dissenters’ rights and otherwise complied with the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporations Act (“Dissenting Shares”), will be converted into the right to receive $56.00 per Share in cash, without interest (the “Merger Consideration”), subject to any applicable withholding tax. The transaction is not subject to any financing condition.

At the Effective Time, each outstanding option or similar right to purchase Shares (other than pursuant to the employee stock purchase program of Vascular Solutions) issued pursuant to Vascular Solutions’ Stock Option and Stock Award Plan (the “Company Options”) will be cancelled and converted into the right to receive an amount in cash (subject to any applicable withholding taxes), without interest, equal to the product of (i) the total number of Shares subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price subject to such Company Option.

At the Effective Time, each Share awarded under, and then subject to forfeiture pursuant to, Vascular Solutions’ Stock Option and Stock Award Plan (a “Restricted Share”) will be cancelled and converted into the right to receive the Merger Consideration, subject to any applicable withholding tax.

The obligation of Teleflex, Merger Sub and Vascular Solutions to consummate the Merger is subject to the satisfaction or waiver of closing conditions set forth in the Merger Agreement, including, among others (i) the approval of the Merger Agreement by the holders of a majority of the outstanding Shares (ii) the expiration or termination of any waiting period applicable under the Hart-Scott Rodino Act, and (iii) the absence of a “Company Material Adverse Effect” (as defined in the Merger Agreement) with respect to Vascular Solutions.

The Merger Agreement includes customary representations, warranties and covenants of the parties customary for a transaction of this nature, including covenants (i) for each of the parties to use their reasonable best efforts to take, or cause to be taken, all appropriate action to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement, (ii) for Vascular Solutions to conduct its business in the ordinary course and to be bound by customary restrictions relating to the operation of its business until the Effective

Time or termination of the Merger Agreement, and (iii) for Vascular Solutions not to solicit third party proposals relating to alternative transactions or provide information or enter into discussions in connection with alternative transactions, subject to exceptions to permit the Board of Directors of Vascular Solutions (the “Company Board”) to comply with its fiduciary duties.

The Merger Agreement includes certain termination provisions for both Vascular Solutions and Teleflex and provides that, in connection with the termination of the Merger Agreement under certain specified circumstances, Vascular Solutions may be required to pay Teleflex a termination fee of $35 million, including upon: (i) a termination by Teleflex following a change in the recommendation of the Company Board, entry by Vascular Solutions into an alternative acquisition agreement, failure by Vascular Solutions to publicly recommend against a competing tender offer or exchange offer satisfying certain conditions within ten business days of the commencement of such offer, or failure by Vascular Solutions to publicly reaffirm the recommendation of the Company Board within ten business days after the date a competing proposal satisfying certain conditions has been announced; (ii) a termination by Vascular Solutions in order to enter into an agreement with respect to a superior proposal, subject to the satisfaction of certain conditions; or (iii) a termination in certain specified circumstances while a competing proposal satisfying certain conditions has been publicly disclosed or publicly known and has not been withdrawn prior to such termination, and, within 12 months of such termination, Vascular Solutions consummates or enters into an agreement providing for a competing proposal satisfying certain conditions.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The representations and warranties of the parties contained in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by certain documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by Vascular Solutions prior to the date of the Merger Agreement, (iii) have been qualified by confidential disclosures made to Teleflex and Merger Sub in connection with the Merger Agreement, (iv) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (v) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (vi) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Vascular Solutions or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their subsidiaries or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Teleflex’s public disclosures.

Debt Financing Commitment

Concurrently with the signing of the Merger Agreement, JPMorgan Chase Bank, N.A. (the “Initial Lender”) has committed to provide a $750 million senior unsecured 364 day bridge loan facility (the “Bridge Facility”) and to backstop an amendment (the “Amendment”) to Teleflex’s existing $850 million secured revolving credit agreement (after giving effect to the Amendment, the “Amended Existing Credit Agreement”) in order to permit the Bridge Facility and make certain other changes thereto, in each case on the terms and subject to the conditions set forth in a debt commitment letter dated December 1, 2016 (the “Debt Commitment Letter”). The proceeds of the Bridge Facility, together with borrowings from the Amended Existing Credit Agreement and cash on hand, will be permitted to be used to refinance certain existing indebtedness, to pay the purchase price for the Merger, and to pay fees, costs and expenses incurred in connection with the Acquisition. The Bridge Facility will be unsecured and mature on the date that is 364 days after the funding thereof. The obligations under the Bridge Facility and the Amended Existing Credit Agreement will be guaranteed (subject to certain exceptions) on a senior basis by each existing and subsequently acquired or organized direct or indirect wholly-owned domestic subsidiary of Teleflex (the “Subsidiary Guarantors”) and the obligations under the Amended Existing Credit Agreement will be secured (subject to permitted liens and other agreed upon exceptions) on a first priority basis by a security interest in substantially all of the assets of Teleflex and the Subsidiary Guarantors (the “Collateral”).

JPMorgan Chase Bank, N.A. (or an affiliate thereof) will act as lead arranger and bookrunner for the Bridge Facility and the Amendment, and will perform the duties customarily associated with such roles. The obligations of the Initial Lender under the Debt Commitment Letter to provide the Bridge Facility and to backstop the Amendment are subject to a number of conditions, including, without limitation, (i) a condition that, since December 1, 2016, there has not been a material adverse effect on Vascular Solutions (defined in a manner substantially consistent with the Merger Agreement); (ii) execution and delivery of definitive financing documentation in accordance with the terms of the Debt Commitment Letter; (iii) the accuracy of certain specified representations and warranties in the definitive financing documentation for the Bridge Facility and the Amended Existing Credit Agreement; (iv) delivery of certain customary closing documents; (v) the substantially simultaneous consummation of the Merger, (vi) the payment of applicable costs, fees and expenses; (vii) subject to certain customary exceptions, the creation and perfection of liens in the Collateral and (viii) the receipt of certain financial information and the expiration of a marketing period of at least 15 consecutive business days (subject to customary blackout and restart dates) following the receipt of certain information required to syndicate the Bridge Facility and the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report:

2.1*	Agreement and Plan of Merger, dated as of December 1, 2016, by and among Teleflex Incorporated, Violet Merger Sub Inc. and Vascular Solutions, Inc.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Teleflex agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2016

TELEFLEX INCORPORATED

By:	/s/ James J. Leyden
Name:	James J. Leyden
Title:	Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of December 1, 2016, by and among Teleflex Incorporated, Violet Merger Sub Inc. and Vascular Solutions, Inc.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Teleflex agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.